STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT, dated as of October 30, 1998 (the "Agreement"), between MUELLER INDUSTRIES, INC., a Delaware corporation ("Parent"), MUELLER ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the stockholder of HALSTEAD INDUSTRIES, INC., a Delaware corporation (the "Company"), whose name appears on the signature page hereto (the "Stockholder").

                                  RECITALS

     WHEREAS, the Stockholder own shares (the "Shares") of the Company's common stock, par value $.10 per share ("Company Common Stock"), which, together with shares of Company Common Stock being purchased by Merger Sub on the date hereof, represent more than 50% of the issued and outstanding Company Common Stock;

     WHEREAS, Merger Sub desires to purchase the Shares and the Stockholder desires to sell the Shares, in each case, upon the terms and subject to the conditions herein; and

     WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Merger Sub and the Company are entering into an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into the Company.

     NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements hereinafter contained, the parties hereby agree as follows:

     1.   Purchase and Sale of Shares.

     (a) Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of the Stockholder set forth below, on the date hereof Merger Sub shall purchase from the Stockholder and the Stockholder shall sell to Merger Sub, the number of Shares set forth opposite the Stockholder's name on Schedule 1 hereto, free and clear of all mortgages, pledges, security interests, encumbrances, liens (statutory or other), conditional sale agreements, claims, charges, limitations or restrictions ("Liens"). The aggregate purchase price for the Shares being sold by the Stockholder (the "Purchase Price") shall be the cash amount set forth opposite the Stockholder's name on Schedule 1 hereto.

     (b) The purchase and sale referred to in Section 1(a) shall be effected on the date hereof by the Stockholder delivering to Merger Sub stock certificate(s) evidencing the Shares being purchased by Merger Sub from the Stockholder, duly endorsed for transfer, against delivery by Parent to the Stockholder of the Purchase Price for such Shares. Payment of the Purchase Price shall be made by wire transfer of immediately available funds to the Stockholder to the account or accounts set forth opposite the Stockholder's name on Schedule 1 hereto.

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     2.   Representation and Warranties of Parent and Merger Sub.  Parent
and Merger Sub represent and warrant to the Stockholder as follows:

     (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (b) Parent and Merger Sub have the requisite corporate power and authority to enter into this Agreement and to carry out their obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Parent's Board of Directors and by Merger Sub's Board of Directors and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Merger Sub and (assuming the valid authorization, execution and delivery of this Agreement by the Stockholder) is a valid and binding obligation of Parent and Merger Sub, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

     (c) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of Parent, Merger Sub or any of Parent's subsidiaries, (ii) conflict with or violate any federal, state, local or foreign law, statute, ordinance, rule, regulation, permit, order, judgment or decree (collectively, "Laws") applicable to Parent, Merger Sub or any of Parent's subsidiaries or by which any of their respective properties is bound, or
(iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any Lien on any of the properties or assets of Parent, Merger Sub or any of Parent's subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent, Merger Sub or any of Parent's subsidiaries or any of their respective properties is bound, except for any thereof that could not reasonably be expected to materially impair the ability of Parent and Merger Sub to perform their obligations hereunder or to consummate the transactions contemplated hereby.

     (d) The execution and delivery of this Agreement by Parent and Merger Sub does not require Parent or Merger Sub to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any governmental or regulatory authority, domestic or foreign ("Governmental Entity"), based on the Laws of any Governmental Entity, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not reasonably be expected to materially impair the ability of Parent and Merger Sub to perform their obligations hereunder or to consummate the transactions contemplated hereby.




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
     (e) There is no suit, action, investigation or proceeding pending or, to the knowledge of the executive officers of Parent, threatened against Parent, Merger Sub or any of Parent's subsidiaries at law or in equity before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that could reasonably be expected to materially impair the ability of Parent and Merger Sub to perform their obligations hereunder or to consummate the transactions contemplated hereby, and there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, board, bureau, agency, instrumentality or arbitrator to which Parent, Merger Sub or any of Parent's subsidiaries is subject that could reasonably be expected to materially impair the ability of Parent and Merger Sub to perform their obligations hereunder or to consummate the transactions contemplated hereby.

     3. Representation and Warranties of the Stockholder. The Stockholder represents and warrants to Parent and Merger Sub as follows:

     (a) If the Stockholder is a corporation, partnership or trust, the Stockholder has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and, if the Stockholder is a trust, then (i) such Stockholder is a qualified subchapter S trust within the meaning of Section 1361(d)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) a beneficiary of such Stockholder, or the legal representative of a beneficiary of such Stockholder, has made a valid election pursuant to Section 1361(d)(2) of the Code to have Section 1361(d) of the Code apply to such Stockholder.

     (b) If the Stockholder is a corporation, partnership or trust, the Stockholder has all necessary corporate, partnership or trust power and authority (including, if necessary, authority of the beneficial owner of the Shares) to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If the Stockholder is a corporation, partnership or trust, the execution, delivery and performance of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership or trust action on the part of the Stockholder and, if necessary, the beneficial owner of the Shares.

     (c) This Agreement has been duly executed and delivered by the Stockholder and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Merger Sub) is a valid and binding obligation of the Stockholder and, if necessary, the beneficial owner of the Shares, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

     (d) The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, if the Stockholder is a corporation, partnership or trust, conflict with or violate the Certificate of Incorporation or By-Laws, or other organizational documents, of the Stockholder.



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
     (e) There is no suit, action, investigation or proceeding pending or, to the knowledge of the Stockholder, threatened against the Stockholder at law or in equity before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that could reasonably be expected to materially impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby, and there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, board, bureau, agency, instrumentality or arbitrator to which the Stockholder is subject that could reasonably be expected to materially impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

     (f) The Shares set forth opposite the Stockholder's name on Schedule 1 are owned of record and beneficially by the Stockholder. Except for shares of Company Common Stock owned by the Company's Employee Stock Ownership Plan, the Stockholder does not own, of record or beneficially, any warrants, options or other rights to acquire any shares of Company Common Stock. The Stockholder has good and valid title to the Shares set forth opposite the Stockholder's name on Schedule 1, free and clear of all Liens.

     (g) The Stockholder has duly completed and executed a Form W-9, a copy of which is attached hereto as Schedule 2, and has delivered such completed and executed Form W-9 to Merger Sub.

     4. Further Assurances; Expenses. From time to time, at the other party's reasonable request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. The Stockholder agrees, upon the request of Parent, to reimburse Parent for the Stockholder's proportionate share (based upon the number of shares of Company Common Stock owned by the Stockholder) of the expenses incurred by the Company for all services rendered, and expenses advanced by the accountants, attorneys and financial advisors for the Company, the Company's Employee Stock Ownership Plan and the Company's Management Stock Ownership Plan, in connection with the Merger prior to the Closing Date to the extent that such expenses shall exceed $800,000.

     5. Survival. The covenants of the parties hereto, and the representations and warranties of the parties hereto, shall survive the purchase and sale of the Shares pursuant to this Agreement.

     6. Miscellaneous. (a) This Agreement (i) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof (including, if applicable, the Amended and Restated Voting Agreement dated as of August 6, 1998 to which the Stockholder is a party) and (ii) shall not be assigned by operation of law or otherwise.







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
     (b) This Agreement may not be amended or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto. Parent, Merger Sub or the Stockholder may, from time to time, waive, on such terms and conditions as Parent, Merger Sub or the Stockholder, as the case may be, may specify in such instrument, any of the requirements of this Agreement. Any such amendment shall be binding upon the parties thereto and any such waiver shall be binding upon Parent, Merger Sub or the Stockholder, as the case may be, executing the same. No such waiver shall extend to any subsequent or other event or circumstance or impair any right consequent thereon.

     (c) All notices and other communications hereunder shall be in writing and shall be deemed given (i) on the date delivered, if delivered personally, (ii) on the first business day following the deposit thereof with Federal Express, if sent by Federal Express, and (iii) on the fourth business day following the mailing thereof with postage prepaid, if mailed by registered or certified mail (return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (i) if to the Stockholder, to it at its address set forth on
Schedule 1; and

        (ii) if to Parent or Merger Sub, to Parent at:

               Mueller Industries, Inc.
               6799 Great Oaks Road
               Suite 200
               Memphis, Tennessee  38138
               Attention:     William H. Hensley, Esq.
                              Vice President, General Counsel and
                              Secretary

               with a copy to:

               Willkie Farr & Gallagher
               787 Seventh Avenue
               New York, New York  10019-6099
               Attention:     Neil Novikoff, Esq.

     (d) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     (e) This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both of which shall constitute one and the same Agreement.

     (f) The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.







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     (g) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     IN WITNESS WHEREOF, Parent, Merger Sub and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                           MUELLER INDUSTRIES, INC.

                                           By:
                                              ---------------------------
                                           Name:
                                           Title:

                                           MUELLER ACQUISITION CORP.

                                           By:
                                              ---------------------------
                                           Name:
                                           Title:

                                           STOCKHOLDER:

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